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                   EXHIBIT 23.1 - CONSENT OF INDEPENDENT AUDITORS
===============================================================================

  We consent to the incorporation by reference in this Annual Report (Form 10-K) of Ultimate Electronics, Inc. of our report dated March 7, 1997, included in the 1997 Annual Report to Stockholders of Ultimate Electronics, Inc.

  Our audits also included the financial statement schedule of Ultimate Electronics, Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements as a whole, presents fairly in all material respects the information set forth therein.

  We also consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-94636, No. 33-92256 and No. 33-92258)
  pertaining to the SoundTrack 401(k) Retirement Savings Plan, the Non-employee Director Stock Option Plan and the Employee Stock Option Plan, respectively, of Ultimate Electronics, Inc. of our report dated March 7, 1997 with respect to the financial statements and schedule of Ultimate Electronics, Inc. included or incorporated by reference in this Annual Report (Form 10-K) for the year ended January 31, 1997.



          Ernst & Young LLP

  Denver, Colorado
  April 8, 1997